EXHIBIT 3.2


                                     BY-LAWS

                                       OF

                                 CRYOLIFE, INC.


                                    ARTICLE I

                                     Offices


     The principal Office shall be in the City of Tampa, County of Hillsborough, and State of Florida.

     The corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                                  Stockholders

     Section 1. Annual Meeting. The annual meeting of the stockholders shall be held within the seven (7) month period beginning with the first day of the last month of the fiscal year of the corporation for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, the actual day thereof to be set forth in the Notice of Meeting or in the Call and Waiver of Notice of Meeting. If the election of Directors shall not be held at any such annual meeting of the stockholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

     Section 2. Special Meetings. Special meetings of the stockholders for any purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the President or Secretary at the request in writing of a majority of the Board of Directors then in office, or at the request in writing of stockholders owning not less than one-tenth (1/10) of the entire capital stock of the corporation issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.


REVISED AND ADOPTED  6/18/92 AND 3/18/94 AND 4/29/03 AND 12/4/03 AND 11/2/04 AND
12/8/04 AND 11/1/05




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     Section 3. Place of  Meeting.  The Board of  Directors  may  designate  any place, whether within or without the State of Florida unless otherwise prescribed by law or by the Articles of Incorporation, as the place of meeting for any annual meeting or for any special meeting of the stockholders. In the absence of any such designation, the meeting shall be held at an office of the company or at any place near an office of the company. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Florida unless otherwise prescribed by law or by the Articles of Incorporation, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at any office of the corporation.

     Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first-class mail, by or at the direction of the President or the Secretary, or the officer or persons that called the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 5. Waiver of Notice of Meeting. When stockholders who hold four-fifths (4/5) of the voting stock having the right and entitled to vote at any meeting, shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

     Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number and class and series of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of the stockholders.

     Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, unless otherwise provided in the Articles of Incorporation, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at the meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding quorum.

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     Section 8.  Voting of Shares.  Each  stockholder  entitled to vote shall at every meeting of the stockholders be entitled to one vote in person for each share of voting stock held by him. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided, and if such Directors shall not have exercised such right, no share of stock shall be voted on at any election for Directors which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election. No stockholder shall enter into a voting trust agreement or any other type agreement vesting another person with the authority to exercise the voting power of any or all of his stock.

     Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy, executed in writing by the stockholder or by his duly authorized attorney-in-fact; but no proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting.

                                   ARTICLE III

                               Board of Directors

     Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

     Section 2. Number, Tenure and Qualifications. The number of Directors of the corporation shall be not less than one (1) nor more the fifteen (15), the number of the same shall be fixed by the Board of Directors at any regular or special meeting. Each Director shall hold office until the next annual meeting of stockholders and until his successor has been qualified, unless sooner removed by the stockholders at any general or special meeting. None of the Directors need be residents of the State of Florida.

     Section 3. Annual Meeting. After each annual meeting of stockholders, the Board of Directors shall hold its annual meeting at the same place as and immediately following such annual meeting of stockholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting; and, if a majority of the Directors be present at such place and time, no prior notice of such meeting shall be required to be given to the Directors. The place and time of such meeting may also be fixed by written consent of the Directors.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, or the President or any two (2) Directors. The persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings of the Board of Directors called by them.

     Section 6. Notice. Notice of any special meeting shall be given at least three (3) days prior thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of such meeting, either before, at or after such meeting. The attendance of a Director at a meeting shall


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constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 7. Quorum. A majority of the Directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

     Section 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 9. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 10. Compensation. The compensation of non-employee Directors for their services as a Director may be fixed by resolution of the Board of Directors, or by a duly authorized committee of the Board of Directors. Unless otherwise determined by the Board of Directors or such committee, Directors shall be paid their expenses of attendance at each meeting of the Board of Directors or committee thereof. No payment received by a Director for services as a Director shall preclude a Director from serving the corporation in any other capacity.

     Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

     Section 12. Informal Action by Board. Any action required or permitted to be taken by any provisions of law, of the Articles of Incorporation or of these By-Laws at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, setting forth the actions of the Board or of the committee.

     Section 13. Telephonic Meetings. Members of the Board of Directors or an executive committee shall be deemed present at a meeting of such board or committee if a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, is used.

     Section 14. Removal. Any director may be removed, with or without cause, by the stockholders at any general or special meeting of the stockholders whenever, in the judgment of the stockholders, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. This by-law shall not be subject to change by the Board of Directors.


                                   ARTICLE IV

                                    Officers

     Section 1. Number and Qualification. The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer and a Secretary, each of whom shall


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be elected by the Board of Directors.  The Board of Directors may also elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem appropriate. Two (2) or more offices may be held by the same person.

     Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Removal. Any officer elected or appointed by the Board of Directors may be removed by the board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. Duties of Officers. The Chairman of the Board of the corporation, or the Presiding Director if there shall not be a Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders which he shall attend. The Chairman or the President shall be the chief executive officer of the corporation, as specified by the Board of Directors. Subject to the foregoing, the officers of the corporation shall have such powers and duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Articles of Incorporation, by these By-Laws, or as may be assigned to them from time to time by the Board of Directors.

     Section 6. Executive Compensation. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or compensation by reason of the fact that he is also a Director of the corporation.

     Section 7. Delegation of Duties. In the absence of or disability of any officer of the corporation or for any other reason deemed sufficient by the Board of Directors, the Board may delegate his powers or duties to any other officer or to any other Director for the time being.

     Section 8. Limitation on Executive Compensation. The corporation shall not award bonuses to officers, directors and/or other employees to avoid or satisfy margin calls. Severance, separation and/or similar payments made to the Chief Executive Officer, as well as all other officers at the Vice President level or higher, shall be limited to the equivalent of such officer's total salary for the three calendar years immediately preceding the year in which such payment is determined, including bonuses and guaranteed benefits.





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                                    ARTICLE V

                         Executive and Other Committees

     Section 1. Creation of Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee and one or more other committees, each to consist of one (1) or more of the Directors of the corporation.

     Section 2. Executive Committees. The Executive committee, if there shall be one, shall consult with and advise the officers of the corporation in the management of its business and shall have and may exercise, to the extent provided in the resolution of the Board of Directors creating such Executive Committee, such powers of the Board of Directors as can be lawfully delegated by the Board.

     Section 3. Other Committees. Such other committees shall have such functions and may exercise the powers of the Board of Directors as can be lawfully delegated and to the extent provided in the resolution or resolutions creating such committee or committees.

     Section 4. Meetings of Committees. Regular meetings of the Executive Committee and other committees may be held without notice at such time and at such place as shall from time to time be determined by the Executive Committee or such other committees, and special meetings of the Executive Committee or such other committees may be called by any member thereof upon two (2) days notice to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 6 of Article III of these By-Laws (pertaining to notice for Directors' meetings).

     Section 5. Vacancies on Committees. Vacancies on the Executive Committee or on such other committees may be filled by the Board of Directors then in office at any regular or special meeting.

     Section 6. Quorum of Committees. At all meetings of the Executive Committee or such other committees, a majority of the committee's members then in office shall constitute a quorum for the transaction of business.

     Section 7. Manner of Acting of Committee. The acts of a majority of the members of the Executive Committee, or such other committees, present at any meeting at which there is a quorum, shall be the act of such committee.

     Section 8. Minutes of Committees. The Executive Committee, if there shall be one, and such other committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

     Section 9. Compensation. Members of the Executive Committee and such other committees may be paid compensation in accordance with the provisions of Section 10 of Article III (pertaining to compensation of Directors).

                                   ARTICLE VI

                    Indemnification of Director and Officers

     If in the judgment of a majority of the entire Board of Directors (excluding from such majority any director under consideration for indemnification), the criteria set forth in Section 607.0l4(l) or (2) of the Florida General Corporation Act have been met, then the Company shall indemnify any officer or director, or former officer or director, his personal representatives, devisees or heirs, in the manner and to the extent contemplated by Section 607.0l4.




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                                   ARTICLE VII

                              Certificates of Stock

     Section 1. Certificates for Shares. Every holder of stock in the corporation shall be entitled to have a certificate, signed by a President or a Vice President and the Secretary or an Assistant Secretary, exhibiting the holder's name and certifying the number of shares owned by him in the corporation. The certificates shall be numbered and entered in the books of the corporation as they are issued.

     Section 2. Transfer of Shares. Transfers of shares of the corporation shall be made upon its books by the holder of the share in person or by his lawfully constituted representative, upon surrender of the certificate of stock for cancellation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

     Section 3. Facsimile Signature. Where a certificate is manually signed on behalf of a transfer agent or a registrar other then the corporation itself or an employee of the corporation, the signature of any such President, Vice President, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used, shall cease to be such officer or officers of the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

     Section 4. Lost Certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming their certificate of stock to be lost or destroyed. When authorizing such issue of new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.


                                  ARTICLE VIII

                                   Record Date

     The Board of Directors is authorized, from time to time, to fix in advance a date, not more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, or not more than sixty (60) days prior to the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with the obtaining of the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment, or to exercise the rights in respect of any such change, conversion or exchange of stock; or to give such consent, as the case may be; and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.



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                                   ARTICLE IX

                                    Dividends

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of capital stock in the manner upon the terms and conditions provided by the Articles of Incorporation and by-laws. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Articles of Incorporation and by-laws.

                                    ARTICLE X

                                   Fiscal Year

     The fiscal year of the corporation shall be the twelve (12) month period selected by the Board of Directors as the taxable year of the corporation for federal income tax purposes


                                   ARTICLE XI

                                      Seal

     The corporate seal shall bear the name of the corporation, which shall be between two concentric circles, and in the inside of the inner circle shall be the calendar year of incorporation, an impression of said seal appearing in the margin hereof.


                                   ARTICLE XII

                           Stock in Other Corporations

     Shares of stock in other corporations held by this corporation shall be voted by such officer or officers of this corporation as the Board of Directors shall from time to time designate for the purpose or by a proxy thereunto duly authorized by said Board.


                                  ARTICLE XIII

                                   Amendments

     These By-Laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors; provided that any by-law or amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the stockholders entitled to vote thereon, or a new by-law in lieu thereof may be adopted by the stockholders. No by-law which has been altered, amended or adopted by such a vote of the stockholders may be altered, amended or repealed by a vote of the Directors until two (2) years shall have expired since such action by vote of such stockholders.




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                                   ARTICLE XIV

                      Reimbursement of Disallowed Expenses

     Any payments made to an officer of the corporation such as salary, commission, bonus, interest or rent, or for entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. Reimbursement of such disallowed amounts may, subject to the determination of the directors, be withheld in proportionate amounts from the future compensation payments of the officer until the amount owed to the corporation has been recovered.


                                   ARTICLE XV

             Advance Notice of Shareholder Nominations and Proposals

     Section 1 Nominations and Proposal Requirements. Nominations of persons for election to the Board of Directors and proposals of business to be transacted by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors, or (c) by any shareholder of record of the Corporation who (1) was a shareholder of record at the time of the giving of the notice provided for in the following paragraph, (2) is entitled to vote at the meeting and (3) has complied with the notice procedures set forth in this Article.

     For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of the foregoing paragraph, (1) the shareholder must have given timely notice thereof in writing to the
Secretary of the Corporation, (2) such business must be a proper matter for shareholder action under the Florida Business Corporation Code, (3) if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this paragraph, such shareholder or beneficial owner must, (i) in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, (ii) in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in the materials accompanying such notice to the Corporation, the Solicitation Notice and any proxy statement and form of proxy utilized or to be utilized by such person, and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this Article, the shareholder or beneficial owner proposing such business or nomination must not have solicited, and must represent that he, she or it will not solicit, a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Article. To be timely, a stockholder's notice and the required accompanying materials shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred eighty (180) days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall contain such person's written consent to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nominations or proposal is made
(i) the name and address of such shareholder, and of such beneficial owner, as they appear on the Corporation's books, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether such shareholder or beneficial owner has delivered or intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (the notice described in this sentence, a "Solicitation Notice").



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

     Section 2. Increase in Number of Directors. Notwithstanding anything in the second sentence of the second paragraph of Section 1 of this Article XV to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least fifty-five (55) days prior to the Anniversary, a stockholder's notice required by this Article shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     Section 3. Compliance with Procedures. Only persons nominated in accordance with the procedures set forth in this Article XV shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

     Section 4. Nominations at Special Meetings. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) by any shareholder of record of the Corporation who is a shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Article XV. Nominations by shareholders of persons for election to the Board may be made at such a special meeting of shareholders if the stockholder's notice required by the second paragraph of this Article XV shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

     Section 5. General. For purposes of this Article, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Article XV, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this
Article XV. Nothing in this Article XV shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


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